Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Akoya Biosciences, Inc. of our report dated March 12, 2021, relating to the consolidated financial statements of Akoya Biosciences, Inc. and its subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts
March 26, 2021